Exhibit 32.2

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kelly Davis-Stoudt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge, Manugistics Group, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Manugistics Group, Inc.

Dated: January 9, 2006	By:	/s/ Kelly Davis-Stoudt
Kelly Davis-Stoudt
Vice President, Controller and
Chief Accounting Officer (Acting Principal Financial Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Manugistics Group, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Manugistics Group, Inc. and will be retained by Manugistics Group, Inc. and furnished to the Securities and Exchange Commission or its Staff upon request.